Exhibit 10.3

FORM OF

TERM SALE GAS CONTRACT

WITH SNYDER BROTHERS, INC.

TERM SALE

GAS CONTRACT

2011PNG101P

BUYER: SNYDER	BROTHERS, INC.

SELLER:

Period: 4/01/11 thru 3/31/12

1. Quantity:	Approximately MCF per month

2. Sales Price:	NYMEX + $0.18 per MCF less any applicable retainage, gathering, processing, etc.

3. Pipeline:	Peoples Natural Gas (PNG)

4. Receipt Point:	Meter #’s

5. Payment:	Thirty (30) days after receipt of transportation statement

6.      A production month shall be a minimum of 28 days and a maximum of 32 days unless otherwise agreed upon by buyer. Seller has the right to convert the NYMEX portion of the contract to a fixed price at mutually agreeable terms. In the event of a price lock-in, Seller will be responsible to supply the supplied lock-in volumes.

BUYER		SELLER
SNYDER BROTHERS, INC.
P.O. Box 1022
1 Glade Park East
Kittanning, PA 16201
PH: 724-548-8101		PH:
FAX: 724-545-8243		FAX:

BY:		BY:
Benjamin T. Snyder
TITLE:	Vice President of Marketing	TITLE:
DATE:		DATE: